Exhibit 10.2

SIXTH AMENDMENT TO AGREEMENT OF LEASE

THIS SIXTH AMENDMENT TO AGREEMENT OF LEASE (“Sixth Amendment”) is made this 18th day of September 2008, by and between METRO PARK I, LLC, a Delaware limited liability company (“Lessor”) and GOVCONNECTION, INC., a Maryland corporation, formerly known as Comteq Federal, Inc. (“Lessee”).

WITNESSETH:

WHEREAS, Rockville Office/Industrial Associates, Lessor’s predecessor in interest and Comteq Federal, Inc., Lessee’s predecessor in interest, entered into that certain Lease dated December 14, 1993 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November 1, 1996 (the “First Amendment”), as further amended by that certain Second Amendment to Agreement of Lease and Extension of Term dated as of March 31, 1998 (the “Second Amendment”), as further amended by that certain Third Amendment to Agreement of Lease dated as of August 31, 2000 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Agreement of Lease dated November 20, 2002 (the “Fourth Amendment”), and as further amended by that certain Fifth Amendment to Agreement of Lease dated December 12, 2005 (the “Fifth Amendment”) (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment shall be referred to collectively as the “Lease”), pursuant to which Lessee leased that certain space in the building located at 7501 and 7503 Standish Place, Rockville, Maryland (the “Building”), said leased premises containing approximately Ten Thousand One Hundred Ninety-Six (10,196) rentable square feet of space (the “Premises”);

WHEREAS, the Term of the Lease is scheduled to expire March 31, 2009; and

WHEREAS, Lessor and Lessee desire to amend the Lease to extend the Term of the Lease and modify and amend certain other terms and conditions of the Lease as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to the following:

1. Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. From and after the date hereof, the Lease and this Sixth Amendment shall be known collectively as the “Lease”.

3. Term. The Term of the Lease is hereby extended for a period of three (3) years and six (6) months commencing on April 1, 2009 (the “Renewal Date”) and expiring on September 30, 2012 (inclusively, the “Renewal Term”), unless terminated sooner pursuant to the provisions of the Lease or hereof. From and after the date hereof, all references in the Lease to “Term,” “Term of the Lease,” “Term hereof,” and the like shall be deemed to include the Renewal Term.

4. Base Rent. Notwithstanding anything to the contrary contained in the Lease, as of the Renewal Date, Lessee shall pay Base Rent with respect to the Premises at the times and in the manner set forth in Section 2.1 of the Original Lease, as restated in Paragraph 5 of the Fourth Amendment, according to the following schedule:

Lease Period	Monthly Base Rent
04/01/09 – 03/31/10	$16,993.00
04/01/10 – 03/31/11	$17,503.00
04/01/11 – 03/31/12	$18,028.00
04/01/12 – 09/30/12	$18,569.00

5. Base Year. As of the Renewal Date, Section 2.2.4 of the Lease as set forth in Paragraph 5 of the Fourth Amendment, as amended by Paragraph 5 of the Fifth Amendment, shall be further modified by deleting the penultimate sentence therefrom and substituting the following in lieu thereof: “Lessee’s Expense Base Year shall be the calendar year 2008.”

6. Security Deposit. Lessor currently holds a Security Deposit under the Lease in the amount of Four Thousand Eight Hundred Ninety-Nine and No/100 Dollars ($4,899.00). Lessee shall have no obligation to supplement such security deposit in connection with this Sixth Amendment.

7. Lessee Improvements. Lessee hereby accepts the Premises in its “as-is” condition existing on the Renewal Date. Lessor shall have no obligation to make any Lessee improvements to the Premises during the Renewal Term hereof.

8. Option to Renew. Provided that Lessee is not in default at the time of Lessee’s exercise of the Option to Renew or at the commencement of the applicable Option term, Lessee shall have one (1) three (3) year Option to renew this Lease upon such terms and conditions then in effect for comparable space in the Project as of the commencement of the applicable Option term, except that the Base Rent payable during the first lease year of the applicable Option term shall be an amount equal to one hundred three percent (103%) of the Base Rent payable during the last year of the applicable expiring Lease Term and such Base Rent shall be increased 3% for the 2nd lease year and then the 3rd lease year of the Option term. All other terms and conditions of the Lease shall remain the same. All such terms, conditions and rental provisions shall, upon the exercise of the Option, be evidenced upon the form of lease then in effect for the Project. Lessee shall provide to Lessor on a date which is prior to the date that the Option period would commence (if exercised) by at least one hundred eighty (180) days, a written notice of the exercise of the Option to renew the Lease for the applicable additional Option term, time being of the essence. Such notice shall be given in accordance with Section 16 of the Lease. If notification of the exercise of this Option is not so given and received, all options granted hereunder shall automatically expire.

9. Brokers. Lessee represents and warrants to Lessor that Lessee has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Sixth Amendment. Lessee shall indemnify and hold harmless Lessor from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any realtor, broker, agent or finder claiming to have dealt with Lessee in connection with this Sixth Amendment.

10. Reaffirmation of Terms. Except as expressly modified hereby, all of the terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect.

11. Representations. Lessee hereby represents and warrants to Lessor that Lessee (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Sixth Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Sixth Amendment.

12. Counterpart Copies. This Sixth Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Sixth Amendment.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Sixth Amendment as of the day and year first above written.

LESSOR: METRO PARK I, LLC, a Delaware limited liability company				LESSEE: GOVCONNECTION, INC., a Maryland corporation

By:	PS Business Parks, L.P.,			By:	/s/ Gary Anderson
	a California limited partnership,			Name: Title:	Gary Anderson Treasurer
	By:	PS Business Parks, Inc., a California corporation, its General Partner

		By:	/s/ Eugene R. Uhlman
Eugene R. Uhlman Regional Manager

	Date:	9-18-08 Lessor’s Execution Date		Date:	9-16-08 Lessee’s Execution Date

Lessor Fed. ID #:

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